UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report: August 15, 2008 (August 6, 2008)

MEXORO MINERALS LTD.
(Exact name of registrant as specified in its charter)

Colorado	0-23561	84-1431797
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

C. General Retana #706 Col San Felipe Chihuahua, Chih. Mexico	31203
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, including area code:  + (52) 614 426 5505

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

Termination of Letter of Intent with Paramount Gold and Silver Corp,

Mexoro Minerals, Ltd. (the "Company") has terminated the previously signed letter of intent with Paramount Gold and Silver Corp. Paramount as of August 6, 2008.  In so doing, the Company no longer is bound by certain terms of the letter. This termination resulted from the failure of Paramount to complete its minimum investment of four million dollars into the Company. Therefore, Paramount no longer has the right of first refusal on future financings for the Company.  Mario Ayub will remain President of the Company.  Paramount will not have the right to nominate two members to the board of directors, and Paramount is not obligated to covert its secured debenture into equity.  It is contemplated that the two companies will continue to work closely together and share information for further advancement of their respective mineral properties.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

MEXORO MINERALS, LTD.

By: /s/ Mario Ayub
Mario Ayub
President

August 15, 2008